UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

October 5, 2004

Date of Report (Date of earliest event reported)

BackWeb Technologies Ltd.

(Exact name of registrant as specified in its charter)

Israel	000-26241	51-2198508

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Ha’amal Street, Park Afek, Rosh Ha’ayin, Israel 48092

(Address of principal executive offices, including zip code)

(972) 3-6118800

(Registrant’s telephone number, including area code)

3 Abba Hillel Street, Ramat Gan, Israel 52136

(Former Address, if Changed Since Last Report )

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 2.05. COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES.

On October 5, 2004, the Board of Directors of BackWeb Technologies Ltd. determined that it would implement a restructuring of the company. The focus of the company’s restructuring is the reduction of management and administrative costs, and to a lesser extent, reduction of the sales and marketing operation to a level consistent with the company’s current sales. BackWeb’s product development, technical support and professional services operations will experience only modest staffing reductions.

In connection with these actions, the Company will incur restructuring-related charges of approximately $500,000 in the form of employee severance and benefits and other exit costs.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

In connection with the restructuring described above, BackWeb promoted Bill Heye, age 43, to Chief Executive Officer and Ken Holmes, age 38, to VP Finance, effective as of October 11, 2004. They replaced BackWeb’s former Chief Executive Officer, Erez Lorber, and former Chief Financial Officer, Michael A. Morgan.

Mr. Heye joined BackWeb in April 1996 as Director of Product Management, and has held several executive roles with the company in marketing, professional services, business development and product development. Mr. Holmes joined the company in 2003 as the Senior Director, Finance. Prior to that Mr. Holmes was the Chief Financial Officer of Project InVision International, a project management software company, where he was employed for approximately three years.

The press release announcing the events described above is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

Exhibit Number	Description
99.1	Press Release dated October 11, 2004

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BackWeb Technologies Ltd.
Date: October 11, 2004	By:	/s/ BILL HEYE
Bill Heye
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated October 11, 2004